Exhibit 10.1

EXECUTION COPY

FIRST STEP TRANSFER AGREEMENT

dated as of November 19, 2015

among

THE ORIGINATORS FROM TIME TO TIME PARTY HERETO,

as Transferors

THE LESSEES FROM TIME TO TIME PARTY HERETO,

as Transferees

and

SPRINT SPECTRUM L.P.,

as Servicer

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TABLE OF CONTENTS

(continued)

ANNEX 1	UCC Details Schedule
ANNEX 2	Related Originators; Related Lessees
SCHEDULE I	Devices
SCHEDULE II	Related Customer Leases
SCHEDULE III	Related Distribution Amount

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FIRST STEP TRANSFER AGREEMENT

This FIRST STEP TRANSFER AGREEMENT, dated as of November 19, 2015 and effective as of the Lease Closing Date (this “Agreement”), is among THE PERSONS IDENTIFIED ON THE SIGNATURE PAGES HERETO AS ORIGINATORS, as transferors (collectively, the “Originators” and, each, an “Originator”), THE PERSONS IDENTIFIED ON THE SIGNATURE PAGES HERETO AS LESSEES, as transferees (collectively, the “Lessees” and, each, an “LESSEE”) and SPRINT SPECTRUM L.P., as servicer (in such capacity, the “Servicer”).

WHEREAS, pursuant to the Transaction Documents, the Originators desire to enter into a sale and leaseback transaction whereby (i) each Originator will contribute Devices and Related Customer Leases owned by such Originator to its Related Lessee, (ii) each Lessee will sell the Devices and the Customer Lease-End Rights and Obligations to MLS and distribute the net cash proceeds of such sale to its Related Originator and (iii) MLS will lease the Devices to the relevant Lessee; and

WHEREAS, the Parties intend that the Transaction Documents create a financing for all U.S. federal, state and local income tax purposes, and thus specifically that (i) the Cash Purchase Price paid under the Second Step Transfer Agreement at closing be treated for such purposes as amounts loaned by MLS for which the Devices provide security and (ii) all Rental Payments to MLS under the Device Leases be treated for such purposes as payments on such indebtedness owed to MLS.

WITNESSETH, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RELATED MATTERS

SECTION 1.1 Defined Terms. In this Agreement, capitalized terms not otherwise defined herein are defined in that certain Appendix A to the Master Lease Agreement, dated as of the date hereof and effective as of the Lease Closing Date (as amended, supplemented or otherwise modified from time to time, the “Master Lease Agreement”), among, inter alios, the Lessees, Mobile Leasing Solutions, LLC, a Delaware limited liability company (“MLS”), the Servicer and Mizuho Bank, Ltd. (the “Collateral Agent”). In addition, the following terms used herein have the meanings indicated below:

“Agreement” shall have the meaning provided in the preamble of this Agreement.

“Amdocs Sub-Servicing Agreement” shall have the meaning provided in the Servicing Agreement.

“Collateral Agent” shall have the meaning provided in Section 1.1 of this Agreement.

“Collections” shall have the meaning provided in the Servicing Agreement.

“Devices” means the wireless mobiles device identified on Schedule I hereto.

“Lessee” shall have the meaning provided in the preamble of this Agreement.

“Lessee Representative” shall have the meaning provided in the Second Step Transfer Agreement.

“MLS” shall have the meaning provided in Section 1.1 of this Agreement.

“Non-Lockbox Receivables” shall have the meaning provided in the Servicing Agreement.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Originator” shall have the meaning provided in the preamble of this Agreement.

“Originator Indemnified Party” shall have the meaning provided in Section 6.1 of this Agreement.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Purchase Date” shall have the meaning provided in the Device Repurchase Agreement.

“Related Distribution Amount” means an amount equal to the amount set forth on Schedule III under the heading “Related Distribution Amount.”

“Related Customer Leases” means each lease with respect to a Device identified on Schedule II hereto.

“Related Lessee” means, with respect to any Originator, the Lessee identified as such on Annex 2.

“Related Originator” means, with respect to any Lessee, the Originator identified as such on Annex 2.

“SEC” means the Securities and Exchange Commission.

“Servicer” shall have the meaning provided in the preamble of this Agreement.

“Specified Breach” shall have the meaning provided in Section 4.3 of this Agreement.

SECTION 1.2 Other Interpretive Matters. The interpretation of this Agreement, unless otherwise specified, is subject to Section 1.2 of the Master Lease Agreement.

ARTICLE II

TRANSFER AND CONTRIBUTION

SECTION 2.1 Transfer and Contribution. Upon the terms and subject to the conditions set forth in this Agreement, on the Lease Closing Date, each Originator, severally and for itself, hereby absolutely assigns by way of capital contribution to its Related Lessee, and each Lessee hereby accepts such capital contribution and acquires from its Related Originator, all of such Related Originator’s right, title and interest in, to and under the Devices identified opposite such Originator’s name on Schedule I (Devices) hereto and the Related Customer Leases, including, without limitation, all Customer Receivables in connection with such Related Customer Leases, all rights to discontinue the leasing program for such Devices under the Customer Leases and all servicing rights with respect to such Devices and the Related Customer Leases. All Customer Receivables under the Customer Leases attributable to any date prior to the Lease Closing Date shall not be transferred and shall remain the property of the Related Originator.

SECTION 2.2 Assignment and Assumption of Related Customer Lease Obligations. For the purposes of this Agreement, (x) all contributions of contractual and other rights of Originators in connection with Devices and Customer Leases shall be deemed to be absolute and irrevocable assignments thereof and (y) all acquisitions of contractual obligations by Lessees shall be deemed to be assumptions thereof. Subject to the Lessees’ rights of further assignment under the Transaction Documents, from and after the Lease Closing Date (i) the Related Lessees shall have assumed the rights and obligations of the Originators under the Related Customer Leases as lessors thereunder and (ii) each Originator shall relinquish its rights (including the right to discontinue the leasing program for the Devices) and be released from its obligations under the Related Customer Leases.

SECTION 2.3 Distributions. Simultaneously with the absolute and irrevocable assignment by each Originator to its Related Lessee of its right, title and interest in each Device and Related Customer Lease, each Lessee agrees to distribute to its Related Originator an amount equal to the Related Distribution Amount. Thereafter, the Lessees agree to distribute to their Related Originators additional amounts of cash proceeds received in accordance with the terms of the Transaction Documents to which any Lessee is a party to the maximum extent permitted by law and such Transaction Documents.

SECTION 2.4 No Recourse. Except as specifically provided in this Agreement, the transfer of the Devices and the Related Customer Leases under this Agreement shall be without recourse to any Originator.

SECTION 2.5 Intention of the Parties. It is the express intent of each of the parties hereto that the transactions hereunder shall constitute absolute and irrevocable assignments (by way of capital contribution) of the Devices and the Related Customer Leases by each Originator to its Related Lessee (such that the Devices and the Related Customer Leases, other than those, if any, subsequently repurchased by the Originators pursuant to the terms of the Transaction Documents, would not be property of any Originator’s estate in the event of any Originator’s bankruptcy). As a protective measure in the event that, notwithstanding the foregoing, the conveyance of the Devices identified opposite the relevant Originator’s name on Schedule I (Devices) hereto and the Related Customer Leases to the Lessees is recharacterized by any third party as a pledge or other grant of security securing a loan, each Originator does hereby grant to its Related Lessee a security interest in all of such Originator’s now or hereafter existing right, title and interest in, to and under the Devices and the Related Customer Leases and agrees that this Agreement shall constitute a security agreement under applicable Law. Each Originator hereby authorizes its Related Lessee, MLS and the Collateral Agent or their respective designees (i) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Devices and Related Customer Leases now existing or hereafter arising in the name of such Originator and (ii) to the extent permitted by the Servicing Agreement, to notify Customers of the assignment of the Devices and the Related Customer Leases pursuant hereto.

SECTION 2.6 Like-Kind Exchanges. At any time that Servicer (on behalf of the Lessee) does a Like-Kind Exchange under the relevant Customer Lease and as permitted under the Servicing Agreement, the relevant Lessees Related Originator agrees to transfer such Like-Kind Exchange Device and Related Customer Lease to such Lessee.

SECTION 2.7 Transfers of Rights in Customer Leases Upon Device Repurchase. On each Purchase Date, simultaneously with the sale of any Devices by MLS to an Originator pursuant to the Device Repurchase Agreement, the applicable Lessee shall automatically make a distribution to its Related Originator of all of such Lessee’s right, title and interest in and to the Customer Lease related to such Device.

ARTICLE III

ADMINISTRATION AND COLLECTION

SECTION 3.1 Servicer. Pursuant to the Servicing Agreement, Servicer shall be responsible for the servicing, administration and collection of the Devices and Related Customer Leases for the benefit of each Lessee and MLS (and the Collateral Agent as assignee), subject to the terms set out in (including the rights to terminate Sprint Spectrum as Servicer and appoint a successor Servicer pursuant to) the Servicing Agreement.

SECTION 3.2 Power of Attorney. Each Lessee and each Originator hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take or cause to be taken in the name of such Lessee or such Originator, as the case may be, any and all steps that are necessary or advisable to endorse, negotiate, enforce, or otherwise realize on any Collections and any checks, instruments, writing, other proceeds of the Devices or Related Customer Leases or other right of any kind held or transmitted by such Lessee or such Originator or transmitted or received by such Lessee or such Originator in connection with any Device or Related Customer Lease.

SECTION 3.3 Actions Evidencing Absolute Assignments. On and following the Lease Closing Date, each Originator shall maintain its accounting records to evidence that the Devices and Related Customer Leases have been absolutely and irrevocably assigned to the Related Lessee in accordance with this Agreement. In addition, each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Lessees, MLS, the Collateral Agent or any of their respective designees may reasonably request in order to perfect, protect or more fully evidence the absolute assignments hereunder, or to enable the Lessees, MLS or the Collateral Agent to exercise or enforce any of their respective rights with respect to the Devices and the Related Customer Leases. Without limiting the generality of the foregoing, each Originator will upon the request of the Lessees, MLS and/or the Collateral Agent authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

SECTION 3.4 Continuation Statements. Without limiting the generality of Section 3.3 above, each Originator shall authorize and deliver and file or cause to be filed appropriate continuation statements not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statements filed in connection with the Lease Closing Date or any other financing statement filed pursuant to this Agreement, if the Final Settlement Date shall not have occurred.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Mutual Representations and Warranties. Each Originator represents and warrants to the Lessees, and each Lessee represents and warrants to the Originators, as of the Lease Closing Date as follows:

(a) Organization and Good Standing. It has been duly organized or incorporated in, and is validly existing as a corporation, exempted company, partnership or limited liability company, as applicable, in good standing under the Laws of its jurisdiction of organization or incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and will be conducted except to the extent that such failure could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Due Qualification. It is duly qualified to do business as a foreign organization in good standing, if applicable, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party in any capacity and (B) carry out the terms of and perform its obligations under the Transaction Documents applicable to it and (ii) has duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

(d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by such party when duly executed and delivered will constitute, a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the performance by it of the terms hereof and thereof will not, (i) violate or result in a default under, (A) its articles or certificate of incorporation, memorandum and articles of association, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, or (B) in the context of the transactions contemplated by this Agreement and the other Transaction Documents applicable to it, any material indenture, agreement or instrument binding on it, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or instrument except for any Lien that could not reasonably be expected to have a Material Adverse Effect or arising under the Transaction Documents, or (iii) violate in any material respect any Law applicable to it or any of its properties.

(f) Bulk Sales Act. No transaction contemplated hereby requires compliance by it with any bulk sales act or similar Law.

(g) No Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to its actual knowledge, threatened against or affecting it (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) seeking to prevent the servicing of the Devices and the Related Customer Leases by Servicer or the consummation of the purposes of this Agreement or of any of the other Transaction Documents to which it is a party, or (iii) that otherwise involve this Agreement or any other Transaction Document to which it is a party.

(h) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for its due execution, delivery and performance of this Agreement or any other Transaction Document to which it is a party or the transactions contemplated hereby or thereby, except for the filing of the UCC financing statements referred to in such Transaction Documents and filings with the SEC to the extent required by applicable Law.

SECTION 4.2 Additional Representations and Warranties of the Originators. Each Originator represents and warrants to Lessees as of the Lease Closing Date and with respect to a Like-Kind Exchange Device, as of the date such Like-Kind Exchange Device is transferred Section 4.2(l)(i) only, as follows:

(a) Absolute Assignment. This Agreement constitutes an absolute and irrevocable assignment by way of capital contribution of the Devices and the Related Customer Leases to its Related Lessee.

(b) Use of Proceeds. The use of all funds obtained by it under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System.

(c) Quality of Title. Prior to its assignment to its Related Lessee hereunder, each Device and each Related Customer Lease, is owned by it free and clear of any Liens (other than Permitted Device Liens); when its Related Lessee acquires such Devices and Related Customer Leases hereunder, such Lessee shall have acquired, for fair consideration and reasonably equivalent value, free and clear of any Lien (other than Permitted Device Liens); and no valid effective financing statement or other instrument similar in effect covering any Device and any Related Customer Lease is on file in any recording office, except such as may be filed (i) in favor of its Related Lessee in accordance with this Agreement or any other Transaction Document (and assigned to MLS and further assigned to the Collateral Agent), (ii) in connection with any Permitted Device Lien.

(d) UCC Details. Its true legal name as registered in the sole jurisdiction in which it is organized and the jurisdiction of such organization are specified in Annex 1 and its chief executive office is at the address specified in Annex 1 (or at such other location, notified to Lessees, MLS and Collateral Agent). Except as described in Annex 1, it has never had any, trade names, fictitious names, assumed names or “doing business as” names and is “located” in the jurisdiction specified in Annex 1 for purposes of Section 9-307 of the UCC. It is organized in only a single jurisdiction.

(e) Servicer Collection Account. The names and addresses of all banks or financial institutions with Servicer Collection Accounts (“Collection Account Banks”), together with the account numbers of the Servicer Collection Accounts at such Collection Account Banks, are specified in Schedule 3 of the Servicing Agreement (or have been notified to and approved by the Collateral Agent and MLS in accordance with Section 2.10(d) of the Servicing Agreement).

(f) Servicing Programs. No license or approval is required for the Lessees’, the Collateral Agent’s or MLS’s use of any software or other computer program used by such Originator, the Servicer or any Sub-Servicer in the servicing of the Related Customer Leases originated by such Originator, other than under the Amdocs Sub-Servicing Agreement and those which have been obtained and are in full force and effect.

(g) Adverse Change. Since March 31 2015, there has been no Material Adverse Effect with respect to such Originator.

(h) Credit and Collection Policies; Compliance with Law. It has complied with the Credit and Collection Policies in all material respects and such policies have not changed in any material respect since the date of origination. It has complied with all applicable Law except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(i) Investment Company Act. It is not an “investment company” under (and as defined in) the Investment Company Act.

(j) Tax Returns and Payments. It has filed all federal income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except (i) for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided, or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. No tax lien has been filed, and, to its actual knowledge, no claim is being asserted, with respect to any such tax or assessment that could reasonably be expected to result in a Material Adverse Effect.

(k) No Sanctions. It is not a Sanctioned Person. To its knowledge after due inquiry, no Customer was a Sanctioned Person at the time of such Originator’s entry into any Related Customer Lease with such Customer. It and its Affiliates: (i) have less than 15% of their assets in Sanctioned Countries; and (ii) derive less than 15% of their operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. Neither it nor any of its Subsidiaries engages in activities related to Sanctioned Countries except for such activities as are (A) specifically or generally licensed by OFAC or (B) otherwise in compliance with OFAC’s sanctions regulations.

(l) Eligible Devices and Related Customer Leases. Each Device is (i) an Eligible Device and (ii) each Related Customer Lease is an Eligible Lease.

SECTION 4.3 Breach of Eligibility Representation and Warranty. If on any day there is discovered a breach of any of the representations or warranties of any Originator set forth in Section 4.2(l) with respect to any Device or Related Customer Lease as of the date of its transfer hereunder (a “Specified Breach”), then, to the extent the Servicer has purchased any such Device and Related Customer Lease pursuant to Section 2.14 of the Servicing Agreement, the Related Originator agrees to purchase on the day the Servicer is required to purchase such Device and Related Customer Lease, such Device and Related Customer Lease on the same terms as the Servicer is required to do so.

ARTICLE V

GENERAL COVENANTS

SECTION 5.1 Mutual Covenants. At all times from the Lease Closing Date to the Final Settlement Date, each Lessee and each Originator shall:

(a) Compliance with Laws, Etc. Comply with all applicable Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Preservation of Existence. Except as expressly permitted by Section 5.3(c) or (d) with respect to the Originators or the Master Lease Agreement with respect to the Lessees, preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to qualify or preserve and maintain such existence, rights, franchises, privileges and qualification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Separateness. Not take any actions inconsistent with the terms of Section 6.1 of the Second Step Transfer Agreement or any Lessee’s organizational documents.

(d) Taxes. Each transfer contemplated hereunder is intended to be an exempt sale for resale for sales and use tax purposes as the purchaser or transferee intends to re-sell or lease each Device in the same form or condition in which it was transferred to others in the normal course of the transferee’s business. Each Originator and each Lessee will cooperate to take all steps to timely prepare and secure any exemption certificate, resale certificate or similar documentation requested or required by any jurisdiction for purposes of qualifying for or documenting such exemption.

SECTION 5.2 Additional Covenants of the Originators. At all times from the Lease Closing Date to the Final Settlement Date, each Originator shall (or shall cause the Servicer to):

(a) Keeping of Records and Books of Account; Delivery. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to recreate records evidencing the Devices and the Related Customer Leases in the event of the destruction of the originals thereof, backing up on at least a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties being agreed to suffice for this purpose), and keep and maintain, or cause to be kept and maintained (or transferred to Servicer), all documents, books, records and other information necessary or advisable for the collection of all Collections in respect of all Devices and the Related Customer Leases.

(b) Location of Records. Keep its chief executive office and principal place of business, and the offices where it keeps its Records (and any original documents relating thereto), at the address of such Originator referred to in Annex 1 or, upon thirty (30) days’ prior written notice to the Collateral Agent and MLS, at such other locations in jurisdictions where all action required by Section 5.2(f) shall have been taken and completed.

(c) Credit and Collection Policies. Until such Device or the Related Customer Lease is contributed to its Related Lessee, comply in all material respects with its Credit and Collection Policy in regard to each Device and the Related Customer Lease.

(d) Collections. Except as otherwise permitted under this Agreement, instruct, or cause the Servicer to instruct, all Customers to cause all Collections in respect of Devices and Related Customer Leases to be deposited directly in a Servicer Collection Account covered by an Account Control Agreement. In the event such Originator or any of its Affiliates receives any Collections such Person will promptly (but not later than three (3) Business Days following receipt) deposit such Collections in a Servicer Collection Account covered by an Account Control Agreement, except Non-Lock Box Receivables. The Originators shall cooperate with the Lessees and the Servicer in collecting amounts due from Customers in respect of the Devices and Related Customer Leases. Each Originator hereby grants to the Lessees and the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take or cause to be taken in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any Collections and any checks, instruments or other proceeds of the Devices and Related Customer Leases held or transmitted by such Originator or transmitted or received by such Lessee (whether or not from such Originator) in connection with any Device or Related Customer Lease transferred by it hereunder.

(e) PATRIOT ACT Information. Promptly following a request therefor, it shall provide any documentation or other information that any Lessee, MLS or the Collateral Agent reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti money laundering rules and regulations, including the PATRIOT Act.

(f) Further Assurance. From time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Lessees, MLS or the Collateral Agent or any of their respective designees may reasonably request in order to perfect, protect or more fully evidence the assignments and contributions hereunder, or to enable the Lessees, MLS and the Collateral Agent to exercise or enforce any of their respective rights with respect to the Devices and Related Customer Leases. Without limiting the generality of the foregoing, each Originator will upon the request of the Lessees, MLS or the Collateral Agent authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

(g) Agreed Upon Procedures. Cooperate reasonably with Servicer and the designated accountants for each annual agreed-upon procedures report required pursuant to Section 8.1(i) of the Servicing Agreement.

(h) Location. Each Originator shall at all times maintain its jurisdiction of organization and its chief executive office within a jurisdiction in the United States in which Article Nine of the UCC (2001 or later revision) is in effect.

(i) Tax Matters. Each Originator shall pay all applicable taxes required to be paid by it when due and payable in connection with the transfer hereunder of the Devices and Related Customer Leases, and acknowledges that neither the Collateral Agent nor MLS shall have any responsibility with respect thereto. Each Originator shall pay and discharge, or cause the payment and discharge of, all federal income taxes (and all other material taxes) of such Originator when due and payable, except (i) such as may be paid thereafter without penalty, (ii) such as may be contested in good faith by appropriate proceeding and for which an adequate reserve has been established and is maintained in accordance with GAAP or (iii) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(j) Provision of Wireless Services. Each Originator will or will cause one or more of its Affiliates to provide wireless network services to Customers in accordance with each Related Customer Lease or other agreement, contract or other document (including any purchase order or invoice) related to any rights or obligations of any party under a Related Customer Lease, subject to the Credit and Collection Policy.

SECTION 5.3 Negative Covenants of Each Originator. From the Lease Closing Date until the Final Settlement Date, each Originator shall not:

(a) Liens, Etc. Except as otherwise explicitly provided herein and in the other Transaction Documents, create or suffer to exist any Lien, other than Permitted Device Liens upon or with respect to, any Device or Related Customer Lease or any interest therein, or any Servicer Collection Account to which any Collections of any of the foregoing are sent, or any right to receive income or proceeds (other than distributions made to such Originator in accordance with the Transaction Documents or any proceeds of Collections remitted to such Originator hereunder to the extent such Originator owes no other amounts hereunder) from or in respect of any of the foregoing or, prior to the Final Settlement Date, its equity interest in it Related Lessee, if any.

(b) Nondisturbance of Devices or Customer Leases. Claim ownership in or otherwise interfere with a Lessee’s (or the Servicer’s, MLS’ or the Collateral Agent’s) rights in the Devices or any Related Customer Lease, except if such Originator repurchases such Device pursuant to the Device Repurchase Agreement.

(c) Mergers, Sales, Etc. Consolidate or merge with or into any other Person or sell, lease or transfer all or substantially all of its property and assets, or agree to do any of the foregoing, unless (i) no Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (ii) if such Originator is not the surviving entity or if such Originator sells, leases or transfers all or substantially all of its property and assets, the surviving entity or the Person purchasing or being leased the assets is a Subsidiary of Sprint and agrees to be bound by the terms and provisions applicable to such Originator hereunder, (iii) Sprint reaffirms in a writing, in form and substance reasonably satisfactory to MLS and the Collateral Agent, that its obligations under the Performance Support Agreement shall apply to the surviving entity and (iv)

MLS and the Collateral Agent receives such additional certifications and opinions of counsel as it shall reasonably request.

(d) Change in Organization, Etc. Change its jurisdiction of organization or its name, identity or corporate organization structure or make any other change such that any financing statement filed or other action taken to perfect its Related Lessee’s or MLS’s interests hereunder and under the Second Step Sale Agreement, as applicable, would become seriously misleading or would otherwise be rendered ineffective, unless such Originator shall have given its Related Lessee, MLS and the Collateral Agent not less than 30 days’ prior written notice of such change and shall have cured such circumstances.

(e) Actions Impairing Quality of Title. Take any action that could reasonably be expected to cause a Related Lessee not to have valid ownership, free and clear of any Lien (other than any Permitted Device Lien), of the Devices and Related Customer Leases transferred under this Agreement.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1 Each Originator’s Indemnity. Without limiting any other rights that any such Person may have hereunder or under applicable Law, each Originator severally but not jointly, hereby agrees to indemnify and hold harmless its Related Lessee, such Lessee’s Affiliates and all of their respective successors, transferees, participants and assigns, all Persons referred to in Section 7.4 hereof, and all officers, members, managers, directors, shareholders, employees and agents of any of the foregoing (each an “Originator Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements but excluding Taxes (all of the foregoing being collectively referred to as “Originator Indemnified Amounts”) awarded against or incurred by any of them arising out of the ownership, assignment or lease, as applicable, of the Devices and the Related Customer Leases pursuant to the Transaction Documents or arising out of or relating to or resulting from the actions or inactions of the Originators; provided, however, notwithstanding anything to the contrary in this Article VI, Originator Indemnified Amounts shall be excluded to the extent (w) resulting from the gross negligence or willful misconduct on the part of such Originator Indemnified Party as determined by a final non-appealable judgment by a court of competent jurisdiction, (x) resulting from a claim brought by any Person against an Originator Indemnified Party (other than any Sprint Party) for breach of such Originator Indemnified Party’s (other than any Sprint Party’s) obligations under any Transaction Document as determined by a final non-appealable judgment by a court of competent jurisdiction, (y) constituting recourse with respect to the market or residual value of a Device, the value of a Customer Lease or a Customer Receivable by reason of bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Customer, or as a result of Insolvency Event with respect to any Lessee and (z) resulting from a claim that Lessees are not required to indemnify under Article IV of the Master Lease Agreement. Without limiting the foregoing, each Originator shall indemnify, subject to the limits set forth in this Section 6.1, and hold harmless each Originator Indemnified Party for any and all Originator Indemnified Amounts arising out of, relating to or resulting from:

(i) the transfer by any Originator of any interest in any Device or Related Customer Lease;

(ii) any representation or warranty made by any Originator under or in connection with any Transaction Document to which it is a party or any other information or report delivered by or on behalf of any Originator pursuant hereto, which shall have been untrue, false or incorrect when made or deemed made;

(iii) the failure of any Originator to comply with the terms of any Transaction Document applicable to it or any applicable Law (including with respect to any Device or Related Customer Lease), or the nonconformity of any Device or Related Customer Lease with any such Law;

(iv) the lack of an enforceable ownership interest or a first priority perfected security interest in the Devices or Related Customer Leases transferred, or purported to be transferred, to any Lessee pursuant to this Agreement against all Persons (including any bankruptcy trustee or similar Person);

(v) the failure to file, or any delay in filing of, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Device or Related Customer Lease transferred by any Originator, or purported to be transferred by any Originator, to any Lessee pursuant to this Agreement whether at the time of any purchase or acquisition, as applicable, or at any time thereafter;

(vi) any suit or claim related to the Devices or Related Customer Leases transferred, or purported to be transferred, to any Lessee pursuant to this Agreement (including any products liability or environmental liability claim arising out of or in connection with the Devices or Related Customer Leases);

(vii) failure by any Originator to comply with the “bulk sales” or analogous Laws of any jurisdiction;

(viii) any commingling by such Originator of any funds relating to the Customer Receivables with any of its own funds or the funds of any other Person other than Non-Lockbox Receivables.

SECTION 6.2 Contribution. If for any reason the indemnification provided above in this Article VI is unavailable to an Originator Indemnified Party or is insufficient to hold an Originator Indemnified Party harmless, then each Originator shall contribute to the amount paid or payable by such Originator Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Originator Indemnified Party on the one hand and such Originator on the other hand but also the relative fault of such Originator Indemnified Party as well as any other relevant equitable considerations.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Amendments, etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any Originator therefrom shall in any event be effective unless the same shall be in writing and signed by the Lessee Representative, MLS and the Collateral Agent and (if an amendment) the Originators, and if such amendment or waiver affects the obligations of Sprint, Sprint consents in writing thereto, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Each Originator may not amend or otherwise modify any other Transaction Document executed by it without the written consent of the Lessee Representative, MLS and the Collateral Agent, and if such amendment or waiver affects the obligations of Sprint, Sprint consents in writing thereto.

SECTION 7.2 No Waiver; Remedies. No failure on the part of any Lessee or any Originator Indemnified Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Law.

SECTION 7.3 Notices, Etc. The provisions of Section 21 (Notices) of the MLS Intercreditor Agreement shall apply as if fully set forth herein.

SECTION 7.4 Binding Effect; Assignment. Each Originator acknowledges that MLS may rely upon the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided below, no party may assign its rights and obligations hereunder in whole or in part without the prior written consent of each of the other parties (not to be unreasonably withheld or delayed). Each Originator acknowledges that Lessees’ rights under this Agreement and rights in the Devices and Related Customer Leases may be sold outright or assigned as collateral to MLS under the Second Step Sale Agreement and may be further assigned as collateral to the Collateral Agent on behalf of the Financing Parties, and Originators consent to such assignments. The parties hereto agree that MLS and the Collateral Agent (and any assignee of any of them) is each an intended third-party beneficiary of this Agreement and is entitled to enforce the rights of Lessees arising hereunder, including requiring payment of any amounts required to be paid to MLS or any other Originator Indemnified Party to be paid directly to the MLS Collection Account.

SECTION 7.5 Survival. The rights and remedies with respect to any breach of any representation and warranty made by any Originator or any Lessee pursuant to Article IV, the indemnification provisions of Article VI, and the provisions of Sections 7.4, 7.5, 7.6, 7.8, 7.9, 7.10, 7.11, 7.12 and 7.14 shall survive any termination of this Agreement.

SECTION 7.6 Costs and Expenses. In addition to its obligations under Article VI, each Originator agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by Lessees and any other Originator Indemnified Party in connection with the negotiation, preparation, execution and delivery of any amendment of or consent or waiver under this Agreement (whether or not consummated), or the enforcement of, or any actual or reasonably claimed breach of, this Agreement, including reasonable and documented accountants’, auditors’, consultants’ and attorneys’ fees and expenses to any of such Persons and the fees and charges of any nationally recognized statistical rating agency or any independent accountants, auditors, consultants or other agents incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing.

SECTION 7.7 Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Executed counterparts may be delivered electronically. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 7.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

SECTION 7.9 Waiver of Jury Trial. EACH ORIGINATOR AND EACH LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

SECTION 7.10 Consent to Jurisdiction; Waiver of Immunities. EACH ORIGINATOR AND EACH LESSEE HEREBY ACKNOWLEDGES AND AGREES THAT:

(a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND

DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

(b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 7.11 Confidentiality. Each party hereto agrees to comply with, and be bound by, the confidentiality provisions of Section 20 (Confidential Information) of the MLS Intercreditor Agreement as if fully set forth herein.

SECTION 7.12 No Proceedings. The provisions of Section 24.2 (No Proceedings Against MLS) of the MLS Intercreditor Agreement shall apply as if fully set forth herein.

SECTION 7.13 No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of any Lessee contained in this Agreement shall be had against any stockholder, employee, officer, director, member, manager incorporator or organizer of any Lessee.

SECTION 7.14 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized signatories, as of the date first above written.

SPRINT SPECTRUM L.P.
SPRINTCOM, INC.
NORTHERN PCS SERVICES, LLC
SPRINT TELEPHONY PCS, L.P.
AMERICAN PCS COMMUNICATIONS, LLC
PHILLIECO, L.P.
TEXAS TELECOMMUNICATIONS, LP
ALAMOSA WISCONSIN LIMITED PARTNERSHIP
AIRGATE PCS, INC.
UBIQUITEL OPERATING COMPANY
LOUISIANA UNWIRED, LLC
GEORGIA PCS MANAGEMENT, L.L.C.
INDEPENDENT WIRELESS ONE CORPORATION
SOUTHWEST PCS, L.P.
ALAMOSA MISSOURI, LLC
WASHINGTON OREGON WIRELESS, LLC
IPCS WIRELESS, INC.
GULF COAST WIRELESS LIMITED PARTNERSHIP
HORIZON PERSONAL COMMUNICATIONS, INC.
BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC, each an Originator

By:	/s/ Tarek A. Robbiati
Name:	Tarek A. Robbiati
Title:	Treasurer

S-1	First Step Transfer Agreement

ENTERPRISE COMMUNICATIONS PARTNERSHIP
an Originator

By: SprintCom ECP I, L.L.C.,
its General Partner

By:	/s/ Tarek A. Robbiati
Name:	Tarek A. Robbiati
Title:	Treasurer

By: SprintCom ECP II, L.L.C.,
its General Partner

By:	/s/ Tarek A. Robbiati
Name:	Tarek A. Robbiati
Title:	Treasurer

TEXAS UNWIRED
an Originator

By: Louisiana Unwired LLC, as Partner

By:	/s/ Tarek A. Robbiati
Name:	Tarek A. Robbiati
Title:	Treasurer

By: US Unwired Inc., as Partner

By:	/s/ Tarek A. Robbiati
Name:	Tarek A. Robbiati
Title:	Treasurer

S-2	First Step Transfer Agreement

SPRINT SPECTRUM L.P., as Servicer

By:	/s/ Tarek A. Robbiati
Name:	Tarek A. Robbiati
Title:	Treasurer

S-3	First Step Transfer Agreement

For and on behalf of each of:
SLV - I LLC
SLV - II LLC
SLV - II LLC
SLV - II LLC
SLV - III LLC
SLV - IV LLC
SLV - V LLC
SLV - VI LLC
SLV - VII LLC
SLV - VIII LLC
SLV - IX LLC
SLV - X LLC
SLV - XI LLC
SLV - XII LLC
SLV - XIII LLC
SLV - XIV LLC
SLV - XV LLC
SLV - XVI LLC
SLV - XVII LLC
SLV - XVIII LLC
SLV - XIX LLC
SLV - XX LLC
SLV - XXI LLC
SLV - XXII LLC, each a Lessee

By:	/s/ Stefan K. Schnopp
Name:	Stefan K. Schnopp
Title:	Director

S-4	First Step Transfer Agreement